Exhibit 16.1

October 5, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the Item 4.01 of Form 8-K dated October 4, 2017, of West Coast Ventures Group Corp. and are in agreement with the statements contained therein.

/s/ Ankit Consulting Services, Inc.